Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT AND RELEASE AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND RELEASE AGREEMENT (this “Agreement”), dated as of October 22, 2019, is entered into among RECRO PHARMA, INC., a Pennsylvania corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and ATHYRIUM OPPORTUNITIES III ACQUISITION LP, as Administrative Agent (the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Amended Credit Agreement (as defined below), as the context shall require.

RECITALS

WHEREAS, the Borrower, the Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated as of November 17, 2017 (as amended, restated, supplemented or modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the Borrower filed that certain Form 10 with the SEC on October 22, 2019 (the “Form 10”);

WHEREAS, the Borrower intends to enter into a separation agreement to be effective as of the Reorganization Date by and among Baudax Bio, Inc., a Pennsylvania corporation (formerly known as Recro Enterprises, Inc., a Delaware corporation) (“Baudax”) and the Borrower (the “Separation Agreement”);

WHEREAS, pursuant to the terms and subject to the conditions of the Separation Agreement and certain related agreements executed in connection therewith, (a) on the Reorganization Date, the Borrower will distribute all of the outstanding shares of common stock in Baudax to the shareholders of the Borrower on a pro rata basis as further described in the Form 10, (b) on or prior to the Reorganization Date, the Borrower will transfer certain assets to and assign certain contracts to Baudax and (c) on or prior to the Reorganization Date, Baudax will transfer certain assets to, assume certain liabilities of and assign certain contracts to the Borrower;

WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement as set forth below; and

WHEREAS, the Lenders and the Administrative Agent are willing to amend the Existing Credit Agreement (the Existing Credit Agreement, as so amended by this Agreement, being referred to as the “Amended Credit Agreement”), subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Amendments to Existing Credit Agreement.  Effective as of the Release Date (as defined below), the Existing Credit Agreement is amended as follows:

a.In Section 1.01 of the Existing Credit Agreement, the definitions of “Alkermes Milestone Payment”, “Appointee”, “Charged Property”, “Delegate”, “Meloxicam Acquisition Agreement”, “Meloxicam IV/IM”, “Meloxicam IV/IM Assets and Liabilities”, “Meloxicam

Transfer Agreement”, “Recro Ireland”, “Recro Ireland Limited” and “Second Alkermes Milestone Payment” are hereby deleted in their entirety.

b.The following definitions are added to Section 1.01 of the Existing Credit Agreement in the appropriate alphabetical order to read as follows:

“Baudax” means Baudax Bio, Inc., a Pennsylvania corporation (formerly known as Recro Enterprises, Inc., a Delaware corporation).

“Baudax Bio Limited” means Baudax Bio Limited, a private company limited by shares incorporated under the laws of Ireland with number 562027, formerly known as Recro Ireland Limited.

“Employee Matters Agreement” means that certain Employee Matters Agreement, effective as of the Reorganization Date (including all exhibits and schedules thereto), by and between the Borrower and Baudax.

“Form 10” means that certain Form 10 filed by Baudax with the SEC on October 22, 2019 (together with all schedules and exhibits attached thereto, as may be amended from time to time, in a manner not materially adverse to the Lenders).

“Reorganization” means (a) the distribution by the Borrower of all of the outstanding shares of common stock in Baudax to the shareholders of the Borrower on the Reorganization Date on a pro rata basis as further described in the Form 10 (the “Spinoff”), (b) the transfer by the Borrower of certain assets to Baudax, (c) the assignment by the Borrower of certain contracts to Baudax, (d) the transfer by Baudax of certain assets to the Borrower, (e) the assignment by Baudax of certain contracts to the Borrower and (f) the assumption by Baudax of certain liabilities of the Borrower, in each case, pursuant to, and in accordance with, the terms and subject to the conditions of the Reorganization Documents; provided, that, under no circumstances shall the CDMO Loan Parties, collectively, distribute more than $19,000,000 in cash in the aggregate to Baudax and its Subsidiaries in connection with the foregoing.

“Reorganization Date” means the date on which the Reorganization, including the Spinoff, is consummated, which date shall not occur later than sixty (60) days from the Third Amendment Effective Date.

“Reorganization Documents” means the Separation Agreement, the Transition Services Agreement, the Tax Matters Agreement, the Employee Matters Agreement and any other agreements entered into between the Borrower and Baudax in connection with the Reorganization.

“Separation Agreement” means that certain Separation Agreement, effective as of the Reorganization Date (including all exhibits and schedules thereto), by and between Baudax and the Borrower.

“Spinoff” has the meaning specified in the definition of “Reorganization”.

“Tax Matters Agreement” means that certain Tax Matters Agreement, effective as of the Reorganization Date (including all exhibits and schedules thereto), by and between the Borrower and Baudax.

“Third Amendment” means that certain Third Amendment to Credit Agreement and Release Agreement, dated as of the Third Amendment Effective Date, by and among the Loan Parties, the Lenders and the Administrative Agent.

“Third Amendment Disclosure Letter” means that certain disclosure letter dated as of the Reorganization Date containing certain schedules delivered by the Loan Parties to the Administrative Agent and the Lenders.

“Third Amendment Effective Date” means October 22, 2019.

“Transition Services Agreement” means that certain Transition Services Agreement, effective as of the Reorganization Date (including all exhibits and schedules thereto), by and between the Borrower and Baudax.

c.The definition of “Agreement” in Section 1.01 of the Existing Credit Agreement is amended and restated as follows:

“Agreement” means this Credit Agreement, as amended or otherwise modified from time to time (including as amended by the First Amendment, the Second Amendment and the Third Amendment).

d.The definition of “CDMO Loan Parties” in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

“CDMO Loan Parties” means the Borrower, Recro Gainesville LLC and Recro Gainesville Development LLC and each of their respective Subsidiaries.

e.The definition of “Collateral Documents” in Section 1.01 of the Existing Credit Agreement is amended by replacing the reference to “Pledge Agreements” appearing therein with a reference to “the U.S. Pledge Agreement”.

f.The definition of “Consolidated CDMO EBITDA” in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

“Consolidated CDMO EBITDA” means, for any period, for the CDMO Loan Parties on a consolidated basis, an amount equal to the total of: (a) Consolidated CDMO Net Income for such period plus (b) the following (without duplication), in each case, to the extent deducted in calculating such Consolidated CDMO Net Income, all as determined in accordance with GAAP, (i) gross interest expense for such period in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, (ii) the provision for current and deferred federal, state, local and foreign income taxes paid or accrued for such period, (iii) depreciation and amortization expense for such period, (iv) unusual, infrequent or non-recurring losses, charges or expenses for such period (including without limitation any such losses, charges or expenses for such period resulting from the impact of the adoption by the CDMO Loan Parties of ASU 2014-09 for revenue recognition and similar timing impacts for the adoption of new accounting standards); provided, that, the aggregate amount added back to Consolidated CDMO EBITDA pursuant to this clause (b)(iv) for such period shall not exceed ten percent (10%) of Consolidated CDMO EBITDA (calculated prior to giving effect to the add backs permitted pursuant to this clause (b)(iv)) for such period, (v) non-cash charges (including, without limitation, stock-based compensation expense, contingent consideration expense and warrant mark-to-market adjustment expense (but excluding non-cash charges related to receivables)) for such period which do not represent a cash item in such period or any future period, (vi) any losses in such period resulting from any Disposition outside of the ordinary course of business, including any net loss from discontinued operations (and including, without limitation, any discontinued operations to the extent discontinued in connection with the Reorganization), (vii) all losses in such period with respect to foreign exchange transactions and (viii) solely with respect to the fiscal quarter ending on December 31, 2019, costs and expenses to the extent related to the Reorganization; provided, that, the aggregate amount added back to Consolidated CDMO EBITDA pursuant to this clause (b)(viii) for such quarter shall not exceed $5,000,000 and shall be supported by evidence of such costs and expenses reasonably satisfactory to the Administrative Agent and certified as true and correct by a Responsible Financial Officer of the Borrower, and minus (c) the following (without duplication), in each case, to the extent included in calculating such Consolidated CDMO Net Income, all as determined in accordance with GAAP, (i) federal, state, local and foreign income tax credits for such period, (ii) all non-cash income or gains for such period, (iii) all gains for such period in connection with any Disposition outside of the ordinary course of business, including any gains from discontinued operations and (iv) all gains in such period with respect to foreign exchange transactions.  Notwithstanding the foregoing, for all purposes herein, Consolidated CDMO EBITDA for the fiscal quarter ending March 31, 2019 shall be deemed to be $11,610,000, and Consolidated CDMO EBITDA for the fiscal quarter ending June 30, 2019 shall be deemed to be $15,008,000.

g.The definition of “Consolidated CDMO Net Income” in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

“Consolidated CDMO Net Income” means for any period, for the CDMO Loan Parties (excluding, solely in the case of the fiscal quarter ended September 30, 2019, the Borrower) on a consolidated basis, net income (or loss) for such period, to the extent derived from the CDMO Business, as determined in accordance with GAAP; provided, that, there shall not be included in such Consolidated CDMO Net Income any gains or losses that are both unusual and infrequent.

h.The definition of “Excluded Property” in Section 1.01 of the Existing Credit Agreement is amended as follows: (i) the following phrase is added at the beginning of clause (b): “with respect to any Loan Party that is organized under the laws of any state of the United States or the District of Columbia,”, (ii) the comma before “(l)” is deleted, (iii) the word “and” is inserted immediately before “(l)”, (iv) the word “and” before “(m)” is deleted and (v) clause (m) of such definition is deleted in its entirety.

i.The definition of “Intercompany Irish Credit Facility” in Section 1.01 of the Existing Credit Agreement is amended by replacing each reference to “Recro Ireland” appearing therein with a reference to “Baudax Bio Limited”.

j.The definition of “Irish Share Charge” in Section 1.01 of the Existing Credit Agreement is amended by replacing (i) the reference to “Recro Enterprises, Inc., a Delaware corporation” appearing therein with a reference to “Baudax” and (ii) the reference to “Recro Ireland” appearing therein with a reference to “Baudax Bio Limited”.

k.The definition of “Loan Documents” in Section 1.01 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, each Note, the Fee Letter, the First Amendment Fee Letter, the Disclosure Letter, the Second Amendment Disclosure Letter, the Third Amendment Disclosure Letter, each Joinder Agreement, each Collateral Document and any other agreement, instrument or document designated by its terms as a “Loan Document”, excluding, for the avoidance of doubt, the Warrants.

l.The definition of “Material Contracts” in Section 1.01 of the Existing Credit Agreement is amended by (i) adding a comma after the phrase “Material Covered Agreements”, (ii) deleting the word “and” after such comma and (iii) inserting the following language after “(b)”: “the Reorganization Documents and (c)”.

m.The definition of “Product” in Section 1.01 of the Existing Credit Agreement is amended as follows: (i) the “(x)” is deleted, (ii) the reference to the “Disclosure Letter” is amended to be a reference to the “Third Amendment Disclosure Letter” and (iii) the following phrase is deleted: “and (y) Meloxicam IV/IM”.

n.In Section 6.10 of the Existing Credit Agreement, the reference to the “Disclosure Letter” is replaced with a reference to the “Third Amendment Disclosure Letter” and the reference to the “Closing Date” is replaced with a reference to the “Reorganization Date”.

o.In Section 6.13 of the Existing Credit Agreement, each reference to the “Disclosure Letter” is replaced with a reference to the “Third Amendment Disclosure Letter” and each reference to the “Closing Date” is replaced with a reference to the “Reorganization Date”.

p.In Section 6.17 of the Existing Credit Agreement, each reference to “Schedule 6.17(a) of the Disclosure Letter” is replaced with a reference to the “Schedule 6.17(a) of the Third Amendment Disclosure Letter” and each reference to the “Closing Date” appearing in Section 6.17(a) or (b) of the Existing Credit Agreement is replaced with a reference to the “Reorganization Date”.

q.In Section 6.20 of the Existing Credit Agreement, a new sentence is added between the second and third sentences of such section to read as follows:

Set forth on Schedule 6.20(aaa) to the Third Amendment Disclosure Letter is a list of all real property located in the United States that is owned or leased by the Loan Parties as of the Reorganization Date (with (x) a description of each real property that is Excluded Property and (y) a designation of whether such real property is owned or leased).

r.In Section 6.24 of the Existing Credit Agreement, a new sentence is added between the second and third sentences of such section to read as follows:

Set forth on Schedule 6.24(A)(1) to the Third Amendment Disclosure Letter is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries as of the Reorganization Date, with an adequate description of the parties thereto, and amendments and modifications thereto.

s.In Section 6.25 of the Existing Credit Agreement, each reference to the “Disclosure Letter” is replaced with a reference to the “Third Amendment Disclosure Letter” and each reference to the “Closing Date” is replaced with a reference to the “Reorganization Date”.

t.Section 6.29 of the Existing Credit Agreement is deleted in its entirety.

u.In Section 7.03 of the Existing Credit Agreement, (i) clause (f) is deleted in its entirety, (ii) clause (g) is amended to be clause (f) and (iii) the reference to “Section 7.03(a) through (g)” in the last paragraph of such section is replaced with a reference to “Section 7.03(a) through (f)”.

v.Section 7.11 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

Use the proceeds of the Loans (a) to refinance existing Indebtedness of the Borrower and its Subsidiaries and (b) for other general corporate purposes, provided, that, in no event shall the proceeds of the Loans be used in contravention of any Investment Document.

w.The last paragraph of Section 8.01 of the Existing Credit Agreement is deleted in its entirety.

x.In Section 8.02 of the Existing Credit Agreement, (i) clause (g) is deleted in its entirety, (ii) clause (h) shall become clause (g), (iii) clause (i) shall become clause (h), (iv) clause (j) shall become clause (i), (v) clause (k) shall become clause (j), (vi) clause (l) shall become clause (k), (vii) clause (m) shall become clause (l), (viii) clause (n) shall become clause (m) and (ix) the reference to “this clause (n)” in such clause (m) is replaced with a reference to “this clause (m)”.

y.Section 8.05 of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

Make any Disposition (which, for the avoidance of doubt, shall not include any Permitted Transfer), except that, (a) the Loan Parties may transfer cash and assets to Baudax as contemplated in the definition of “Reorganization” and (b) the Borrower and each Subsidiary may make Dispositions if, with respect to any such Disposition (other than the Spinoff), (i) the consideration paid in connection therewith shall be at least 75% cash or Cash Equivalents paid contemporaneous with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) no Default or Event of Default shall have occurred and be continuing both immediately prior to and after giving effect to such Disposition, (iii) such transaction does not involve the sale or other disposition of a minority equity interest in any Subsidiary, and (iv) the aggregate fair market value of all of the assets sold or otherwise disposed of in such Disposition together with the aggregate fair market value of all assets sold or otherwise disposed of by the Borrower and its Subsidiaries in all such transactions occurring during the term of this Agreement (other than in connection with the Spinoff) does not exceed $2,000,000.

z.In Section 8.06 of the Existing Credit Agreement, (i) the word “and” at the end of clause (d) thereof is deleted, (ii) the period at the end of clause (e) thereof is replaced with “; and” and (iii) a new clause (f) is added to read as follows:

(f)the Loan Parties may consummate the Spinoff.

aa.Section 8.08 of the Existing Credit Agreement is amended by (i) replacing “(e)” with “(f)”, (ii) replacing “(f)” with “(g)” and (iii) adding a new clause (e) to read as follows: “(e) the Reorganization, in each case, on the terms and subject to the conditions set forth in the Reorganization Documents,”.

bb.Section 8.12(e) of the Existing Credit Agreement is deleted in its entirety.

cc.Section 8.16(b) of the Existing Credit Agreement is amended by replacing the reference to “4.50:1.00” appearing therein with a reference to “5.00:1.00”.

dd.Section 9.01(q) of the Existing Credit Agreement is amended and restated in its entirety to read as follows:

(q)Key Person Event.  Any or all of the Key Persons (or any replacement therefor appointed in accordance with this Section 9.01(q)) ceases to be (i) employed full time by the Borrower and actively working in his or her respective office set forth opposite his or her name in the definition of “Key Persons” in Section 1.01 hereof or (ii) providing services to the Borrower substantially similar to the services provided when such Key Person was employed by the Borrower, to the extent such Key Person is no longer employed by the Borrower, in each case, unless within 180 days (or such longer period of time as the Administrative Agent shall approve in its sole discretion, such approval not to be unreasonably withheld so long as the Borrower is diligently conducting its search) after such individual ceases to be employed full time and actively working, the Borrower hires a replacement that is either (A) acceptable to the Required Lenders (such acceptance not to be unreasonably withheld) or (B) a Permitted Successor; or

ee.Section 10.10 of the Existing Credit Agreement is deleted in its entirety.

2.Release of Baudax and Baudax N.A.. In accordance with Sections 10.09(a)(ii) and (c)(i) of the Existing Credit Agreement, the Administrative Agent hereby agrees and acknowledges that, upon the occurrence of the Release Date (defined below), without further action by any person and notwithstanding anything to the contrary in any Loan Document, (a) each of Baudax and Baudax Bio N.A. LLC, a Delaware limited liability company (formerly known as Recro N.A. LLC) (“Baudax N.A.”) shall be irrevocably released as a Guarantor under the Amended Credit Agreement, (b) any Liens granted to or held by the Administrative Agent under any Loan Document on the Collateral provided by Baudax and Baudax N.A. shall be irrevocably released and (c) any Liens granted to or held by the Administrative Agent under any Loan Document in the Equity Interests of Baudax and Baudax N.A. (such Equity Interests, together with the Collateral provided by Baudax and Baudax N.A., the “Released Collateral”) shall be irrevocably released (collectively, the “Release”).  The Administrative Agent agrees to execute and deliver to the Borrower, at the expense of the Borrower, any and all documents or instruments reasonably requested by the Borrower to further evidence or effectuate the releases contemplated by this Agreement.  Upon the occurrence of the Release Date, the Administrative Agent hereby (i) authorizes the Borrower (or any designee of the Borrower, including, without limitation, Baudax and the attorneys or other agents of the Borrower or Baudax) to file the UCC-3 termination statements in the forms attached hereto as Exhibit A in the applicable jurisdictions, and (ii) agrees to use commercially reasonable efforts to deliver to the Borrower within five (5) Business Days (or otherwise as soon as reasonably possible), all original instruments evidencing pledged debt and all equity certificates and any other similar Collateral with respect to Baudax and Baudax N.A. previously delivered in physical form by the Borrower to the Administrative Agent, in each case to evidence the release of the Administrative Agent’s Liens on the Released Collateral.  The release set forth in this Section 2(A) is applicable only to Baudax and Baudax N.A. and the Released Collateral and shall not affect, modify or diminish any obligations of any other Loan Party under the Existing Credit Agreement, the Amended Credit Agreement or the other Loan Documents and (B) shall not be deemed to be a modification to the Loan Documents except as set forth herein.  It is hereby acknowledged and agreed that, as of the Release Date, any Obligations of Baudax and Baudax N.A. that remain outstanding on the Release Date shall remain the joint and several obligations of the Loan Parties (other than Baudax and Baudax N.A.) and the Loan Parties (other than Baudax and Baudax N.A.) hereby expressly assume such Obligations.

3.Conditions Precedent to Effectiveness.  This Agreement shall be effective on and as of the first Business Day (the “Third Amendment Effective Date”) on which the following conditions shall have been satisfied:

(a)receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Lenders and the Administrative Agent; and

(b)receipt by the Administrative Agent of all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent and all reasonable and documented out-of-pocket due diligence expenses of the Administrative Agent and the Lenders, in each case, incurred in connection with this Agreement and the transactions contemplated hereby and for which invoices have been issued (provided, that, the issuance of such invoices shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

4.Conditions Precedent to Release. The Release shall become effective on and as of the first Business Day (the “Release Date”), that is not later than sixty (60) days after the Third Amendment Effective Date, on which the following conditions have been satisfied:

(a)receipt by the Administrative Agent of the Third Amendment Disclosure Letter duly executed by the Loan Parties (after giving effect to the Release) and in form and substance satisfactory to the Administrative Agent;

(b) receipt by the Administrative Agent of duly executed copies of each Reorganization Document in form and substance satisfactory to the Administrative Agent, certified by a Responsible Financial Officer of the Borrower to be true and correct and in full force and effect as of the Release Date.  There shall not have been any amendment, restatement, supplement, modification, waiver or consent of any of the Reorganization Documents from the versions of such documents provided to the Administrative Agent pursuant to Section 5 of this Agreement that is materially adverse to the interests of the Lenders or the Administrative Agent, unless such amendment, supplement, modification, waiver or consent is approved by the Lenders and the Administrative Agent in writing;

(c)receipt by the Administrative Agent of satisfactory evidence that (i) the Reorganization has been completed as contemplated in, and in accordance with, the Reorganization Documents, (ii) the Form 10 is effective on and as of the Release Date, (iii) the Spinoff has been completed on and as of the Release Date as contemplated in, and in accordance with, the Form 10 and (iv) all conditions to the Spinoff as set forth in the Form 10 have been or will be met or waived (subject to the immediately following sentence) substantially contemporaneously with (and on the same Business Day as) the Release Date.  There shall not have been any amendment, restatement, supplement, modification, waiver or consent of the Form 10 that is materially adverse to the interests of the Lenders or the Administrative Agent, unless such amendment, supplement, modification, waiver or consent is approved by the Lenders and the Administrative Agent in writing;

(d)the Borrower, Baudax and their respective Subsidiaries shall have received all permits, registrations, consents and approvals necessary in connection with the Spinoff and the Reorganization and the other transactions contemplated by the Reorganization Documents and the Form 10 and, to the extent applicable, any waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on the Borrower, Baudax and their respective Subsidiaries or such other transactions or that could seek to threaten any of the foregoing, and no law or regulation shall be applicable which could reasonably be expected to have such effect;

(e)receipt by the Administrative Agent of duly executed copies of (i) the Consent to Assignment of Purchase and Sale Agreement, by and among Alkermes Pharma Ireland Limited, Daravita Limited, Eagle Holdings USA, Inc., Recro Pharma, Inc. and Recro Gainesville LLC and (ii) the Consent to Assignment of License Agreement between Cornell University and Recro Pharma Inc, in each case, in form and substance satisfactory to the Administrative Agent and certified by a Responsible Financial Officer of the Borrower to be true and correct and in full force and effect as of the Release Date;

(f)receipt by the Administrative Agent of all applicable amendments and agreements related to the bifurcation between the Borrower and Baudax of the rights and obligations under the Asset Transfer and License Agreement dated as of April 10, 2015 by and between APIL and DV Technology LLC, in each case, in form and substance satisfactory to the Administrative Agent and certified by a Responsible Financial Officer of the Borrower to be true and correct and in full force and effect as of the Release Date;

(g)there shall not have occurred since the Third Amendment Effective Date any event or condition that has had or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;

(h)receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, dated as of the Release Date, and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;

(i)receipt by the Administrative Agent of an opinion (the “Solvency Opinion”) from an independent appraisal firm to the Board of Directors of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, confirming the solvency of Baudax after the Reorganization and Spinoff;

(j)receipt by the Administrative Agent of a certificate signed by a Responsible Financial Officer of the Borrower certifying that (i) the conditions specified in Section 4(b), (c), (d), (e), (f) and (g) have been satisfied, (ii) (A) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Amended Credit Agreement or any other Investment Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the Release Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default and (iii) the Borrower and its Subsidiaries (after giving effect to the Spinoff and the Reorganization) are Solvent on a consolidated basis;

(k)receipt by the Administrative Agent of draft financial statements of the Loan Parties (prior to giving effect to the Reorganization) for the fiscal quarter ended September 30, 2019 prepared in good faith by a Responsible Financial Officer of the Borrower;

(l)receipt by the Administrative Agent of the following, each of which shall be originals or facsimiles or other electronic imaging means (e.g. “pdf” or “tif”) (followed promptly by originals), in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i)(A) copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary, assistant secretary or treasurer of such Loan Party to be true and correct as of the Release Date or (B) in the event that the Organization Documents of any Loan Party have not been amended, supplemented, repealed or otherwise modified since the Second Amendment Effective Date, a certification from a Responsible Financial Officer of such Loan Party that such Organization Documents have not been amended, supplemented, repealed or otherwise modified since the Second Amendment Effective Date and are in full force and effect as of the Release Date;

(ii)such certificates of resolutions or other action and/or other certificates of Responsible Financial Officers of each Loan Party as the Administrative Agent may reasonably require evidencing that such Loan Party is authorized to (A) consummate the Reorganization and the other transactions contemplated by this Agreement, and (B) execute, deliver and perform its obligations under the Reorganization Documents, this agreement and the other Investment Documents; and

(iii)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly incorporated, organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of incorporation, organization or formation;

(m)receipt by the Administrative Agent of a certificate of a Responsible Financial Officer of the Borrower attaching a true, correct and complete copy of an escrow agreement (or similar agreement) in form and substance reasonably satisfactory to the Administrative Agent in connection with the Borrower’s obligations under Section 5 of the Warrants; and

(n)receipt by the Administrative Agent of all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent and all reasonable and documented out-of-pocket due diligence expenses of the Administrative Agent and the Lenders, in each case, incurred in connection with this Agreement and the transactions contemplated hereby and for which invoices have been issued (provided, that, the issuance of such invoices shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

5.Reorganization Documents.  The Loan Parties hereby agree to deliver to the Administrative Agent, within ten (10) Business Days of the Third Amendment Effective Date (or such longer period as the Administrative Agent may agree in its sole discretion), substantially final drafts of each Reorganization Document, together with substantially final drafts of all exhibits and schedules thereto and any material agreements to be executed in connection therewith.  The Loan Parties further agree that the failure to comply with this Section 5 shall result in the automatic termination of this Agreement and the obligations of the Administrative Agent and the Lenders hereunder.

6.Reaffirmation.  Each of the Loan Parties acknowledges and reaffirms (a) that it is bound by all of the terms of the Investment Documents to which it is a party and (b) that it is responsible for the observance and full performance of all Obligations, including without limitation, the repayment of the Loans.  Furthermore, the Loan Parties acknowledge and confirm (i) that the Lenders have performed fully all of their obligations under the Existing Credit Agreement and the other Investment Documents arising on or before the date hereof other than their respective obligations specifically set forth in this Agreement and (ii) that by entering into this Agreement, the Lenders do not, except as expressly set forth herein, waive or release any term or condition of the Amended Credit Agreement or any of the other Investment Documents or any of their rights or remedies under such Investment Documents or any applicable law or any of the Obligations of the Loan Parties thereunder.

7.Release.  As a material part of the consideration for the Administrative Agent and the Lenders entering into this Agreement, the Loan Parties agree as follows (the “Release Provision”):

(a)The Administrative Agent, the Lenders, each of their respective Affiliates and each of the foregoing Persons’ respective officers, managers, members, directors, advisors, sub-advisors, partners, agents and employees, and their respective successors and assigns (hereinafter all of the above collectively referred to as the “Lender Group”), are irrevocably and unconditionally released, discharged and acquitted from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act under or otherwise arising in connection with the Investment Documents, in each case arising on or prior to the Third Amendment Effective Date, except to the extent such actions, causes of action, claims, demands, damages and liabilities result from the gross negligence or willful misconduct of any of the Lender Group as determined by a court of competent jurisdiction in a final and nonappealable judgment; provided, however, that, the Loan Parties do not release, discharge or acquit the Lender Group from their respective obligations specifically set forth in this Agreement.

(b)Each Loan Party hereby acknowledges, represents and warrants to the Lender Group that:

(i)it has read and understands the effect of the Release Provision. Each Loan Party has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for such Loan Party has read and considered the Release Provision and advised such Loan Party with respect to the same.  Before execution of this Agreement, such Loan Party has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)no Loan Party is acting in reliance on any representation, understanding, or agreement not expressly set forth herein or in the Amended Credit Agreement or other Investment Documents.  Each Loan Party acknowledges that the Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)each Loan Party has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person.

(iv)the Loan Parties are the sole owners of the claims released by the Release Provision, and no Loan Party has heretofore conveyed or assigned any interest in any such claims to any other Person.

(c)Each Loan Party understands that the Release Provision was a material consideration in the agreement of the Administrative Agent and the Lenders to enter into this Agreement.  The Release Provision shall be in addition to any rights, privileges and immunities granted to the Administrative Agent and the Lenders under the Investment Documents.

8.Miscellaneous.

(a)The Amended Credit Agreement and the Obligations of the Loan Parties thereunder and under the other Investment Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended by this Agreement.  This Agreement is a Loan Document.

(b)Each Guarantor (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its Obligations under the Investment Documents, and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its Obligations under the Amended Credit Agreement or the other Investment Documents.

(c)The Loan Parties represent and warrant to the Administrative Agent and the Lenders that:

(i)each Loan Party has taken all necessary corporate, limited liability company or other organizational action to authorize the execution, delivery and performance of this Agreement.

(ii)this Agreement has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting enforceability of creditors’ rights generally and to general principles of equity.

(iii)no approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement other than (A) those that have already been obtained and are in full force and effect and (B) those that may be required under any applicable notices under securities laws.

(iv)(A) the representations and warranties of the Borrower and each other Loan Party contained in Article VI of the Amended Credit Agreement or any other Investment Document, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation and warranty is already qualified by materiality or reference to Material Adverse Effect) as of such earlier date and (B) no event has occurred and is continuing which constitutes a Default or an Event of Default.

(d)Each of the Loan Parties hereby affirms the Liens created and granted in the Loan Documents in favor of the Administrative Agent, for the benefit of the Secured Parties, and agrees that this Agreement does not adversely affect or impair such Liens and security interests in any manner.

(e)This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f)If any provision of this Agreement is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	RECRO PHARMA, INC.,
a Pennsylvania corporation

	By:	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Chief Financial Officer

GUARANTORS:	BAUDAX BIO, INC.,
a Pennsylvania corporation (f/k/a Recro Enterprises, Inc., a Delaware corporation)

	By:	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Secretary and Treasurer

RECRO GAINESVILLE LLC,
a Massachusetts limited liability company

	By:	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Treasurer

RECRO GAINESVILLE DEVELOPMENT LLC,
a Delaware limited liability company

	By:	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Secretary and Treasurer

BAUDAX BIO N.A. LLC,
a Delaware limited liability company (f/k/a Recro N.A. LLC)

	By:	/s/ Ryan D. Lake
Name: Ryan D. Lake
Title: Secretary and Treasurer

RECRO PHARMA, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	ATHYRIUM OPPORTUNITIES III ACQUISITION LP,
a Delaware limited partnership

By: Athyrium Opportunities Associates III LP,
its General Partner

By: Athyrium Opportunities Associates III GP
LLC, the General Partner of Athyrium Opportunities Associates III LP

	By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

RECRO PHARMA, INC.

THIRD AMENDMENT TO CREDIT AGREEMENT

LENDERS:	ATHYRIUM OPPORTUNITIES III ACQUISITION LP,
a Delaware limited partnership

By: Athyrium Opportunities Associates III LP,
its General Partner

By: Athyrium Opportunities Associates III GP
LLC, the General Partner of Athyrium Opportunities Associates III LP

	By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

ATHYRIUM OPPORTUNITIES II ACQUISITION LP,
a Delaware limited partnership

By: Athyrium Opportunities Associates II LP,
its General Partner

By: Athyrium GP Holdings LLC, the General
Partner of Athyrium Opportunities Associates II LP

By:	/s/ Andrew C. Hyman
Name: Andrew C. Hyman
Title: Authorized Signatory

EXHIBIT A

UCC-3 Termination Statements

(See Attached.)